Exhibit 13.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F for the year ended March 31, 2021 (the "Report") of Just Energy Group Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, Scott Gahn, as Chief Executive Officer and President of the Registrant, and Michael Carter, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)            The Report fully complies with the requirements of section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934; and

(2)            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Scott Gahn
By:	Scott Gahn

Title:	Chief Executive Officer and President

Date:	June 28, 2021

/s/ Michael Carter
By:	Michael Carter

Title:	Chief Financial Officer

Date:	June 28, 2021

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the U.S. Securities Exchange Act of 1934, as amended.